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                                                                   EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement on Form S-8 being filed by IMC Global Inc., a Delaware corporation (the "Company") relating to the registration of 20,000 shares of the Company's Common Stock, $1.00 par value per share, for issuance under the Salary Reduction Plan for Hourly Employees of IMC-Agrico, Inc. Represented by Local #826 International Chemical Workers Union, of our report dated 18 September 1997, on our audits of the financial statements of Harris Chemical Australia Pty Ltd. & Its Controlled Entities for the year ended 30 June 1997, which report is included in the Company's Current Report on Form 8-K/A which was filed with the Securities and Exchange Commission on June 15, 1998.


Arthur Andersen                         /s/ ARTHUR ANDERSEN
Chartered Accountants                   -----------------------------
Adelaide, South Australia               Arthur Andersen
December 30, 1998